UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2008

(Date of earliest event reported)

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27074

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Almaden Boulevard

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 494-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 16, 2008, Secure Computing Corporation issued a press release announcing that a record date and a special meeting date had been established for Secure Computing Corporation’s stockholders to consider and vote on the proposal to adopt the previously announced agreement and plan of merger by and among Secure Computing Corporation, McAfee, Inc. and Seabiscuit Acquisition Corporation, a wholly owned subsidiary of McAfee, Inc. The merger agreement provides for the merger of Seabiscuit Acquisition Corporation with and into Secure Computing Corporation, with Secure Computing Corporation continuing as the surviving corporation and as a wholly owned subsidiary of McAfee, Inc. The definitive proxy statement for the special meeting has been filed with the Securities and Exchange Commission, and is first being mailed to stockholders on October 16, 2008. Secure Computing Corporation also announced in the press release that it received notification on October 15, 2008 that the U.S. Department of Justice and Federal Trade Commission had granted early termination of the Hart-Scott-Rodino waiting period for the proposed merger. A copy of the press release issued by Secure Computing Corporation on October 16, 2008 is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release, dated October 16, 2008, of Secure Computing Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

By:	/s/ Steve Kozachok
Steve Kozachok Sr. Vice President, Secretary and General Counsel

Date: October 16, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated October 16, 2008, of Secure Computing Corporation.